UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 17, 2005
Fidelity Southern Corporation
(Exact name of registrant as specified in its charter)

Georgia (State or other Jurisdiction of Incorporation)	000-22374 (Commission File Number)	58-1416811 (IRS Employer Identification No.)
3490 Piedmont Road, Suite 1550
Atlanta, Georgia 30305
(Address of principal executive offices) (Zip Code)
(404) 639-6500
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
     On November 17, 2005, the Compensation Committee of the Board of Directors of Fidelity Southern Corporation authorized management to prepare an amended and restated employment agreement for H. Palmer Proctor, Jr., Vice President, in order to provide that Mr. Proctor’s annual base salary would be $300,000 per year with incentive compensation not to exceed $50,000, based upon Fidelity achieving targeted income levels established by the Compensation Committee. The new salary and incentive compensation will be effective as of January 1, 2006. The amended and restated employment agreement is subject to final approval by the Compensation Committee.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fidelity Southern Corporation (Registrant)
By:	/s/ M. Howard Griffith, Jr.
M. Howard Griffith, Jr.
Chief Financial Officer

Date: December 23, 2005